Exhibit 99.7
[LETTERHEAD OF MOELIS & COMPANY LLC]
July 11, 2011
The Board of Directors
Cumulus Media, Inc.
3280 Peachtree Road, NW
Suite 2300
Atlanta, GA 30305
Gentlemen:
     We hereby consent to the inclusion of our opinion letter, dated March 9, 2011, to the Board of Directors of Cumulus Media, Inc. (“Cumulus Media”) as Annex C to, and to the reference thereto under the headings “Summary—Opinion of Cumulus Media’s Financial Advisor” and “The Merger—Opinion of Cumulus Media’s Financial Advisor” in the information statement/proxy statement/prospectus relating to the proposed merger involving Cumulus Media and Citadel Broadcasting Corporation (“Citadel”), which information statement/proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Cumulus Media. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under Section 7 of, the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,
/s/ Moelis & Company LLC
MOELIS & COMPANY LLC